EXHIBIT 99.2

Contact:

Fuse Medical, Inc.

Attention: Devon Peddie, Investor Relations Analyst

1565 North Central Expressway, Suite 220

Richardson, Texas 75080

Office (469) 862-3030

Facsimile (469) 862-3035

info@Fusemedical.com

FUSE MEDICAL, INC.

Fuse Medical, Inc. Completes Acquisition of CPM Medical Consultants, LLC

RICHARDSON, TX, January 5, 2018 /Businesswire/ -- Fuse Medical, Inc., (OTC: FZMD), (“Fuse” or the “Company”), announced the completion of the acquisition of CPM Medical Consultants, LLC (“CPM”), a privately-owned nationwide distributor of medical device implants and biologics, (the “Acquisition”). The effective date of closing was December 31, 2017.

Following the completion of the acquisition, CPM operates as a wholly-owned subsidiary of Fuse. The Company has prepared unaudited pro forma financial information in connection with the Acquisition that can be read on the Company’s Current Report on Form 8-K, which the Company filed with the Securities and Exchange Commission today.

About Fuse Medical, Inc.

Fuse provides a broad portfolio of orthopedic implants including internal and external fixation products; upper and lower extremity plating; total joint reconstruction; soft tissue fixation and augmentation for sports medicine procedures; full spinal implants for trauma, degenerative disc disease, and deformity indications; human allografts, substitute bone materials, and tendons; and regenerative tissues and fluids to augment orthopedic surgeries and wound care. For more information about Fuse, please visit:www.fusemedical.com.

Forward Looking Statements

Certain statements in this press release, including those related to an anticipated purchase of all of the outstanding membership units and plans for the consolidated company, constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” or similar expressions or statements regarding intent, belief, or current expectations,

1565 North Central Expressway, Suite 220, Richardson, Texas 75080

(469) 862-3030 Office • Facsimile (469) 862-3035

EXHIBIT 99.2

are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based only on information available to the Company as of the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the Securities and Exchange Commission; the failure of the Company to close the transaction; and integration issues with the consolidated company. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

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1565 North Central Expressway, Suite 220, Richardson, Texas 75080

(469) 862-3030 Office • Facsimile (469) 862-3035